                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                      3-DIMENSIONAL PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant specified in Charter)

                 DELAWARE                               23-2716487
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               (State or other                           (IRS Employee
               jurisdiction of                         Identification No.)
               incorporation)

        Eagleview Corporate Center
                 Suite 104                                    19341
            665 Stockton Drive
                 Exton, PA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Address of principal executive offices)                     Zip Code


If this Form relates to the registration of a class of securities pursuant to
    Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
    Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-37606

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class            Name of Each Exchange on Which
           to be so Registered            Each Class is to be Registered
           -------------------            ------------------------------


             Not Applicable                        Not Applicable
           --------------------            -------------------------------
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       Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $0.001 par value
                ----------------------------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     The Registrant is registering shares of Common Stock, $0.001 par value per share, pursuant to a Registration Statement on Form S-1 (File No. 333-37606) that was originally filed with the Securities and Exchange Commission on May 23, 2000 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.   Exhibits.
          --------

     3.1 Form of Ninth Certificate of Incorporation of the Company to become effective upon the closing of the offering (Incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-37606) of the Registrant).

     3.2 Form of Amended and Restated Bylaws of the Company to become effective upon the closing of the offering (Incorporated by reference to Exhibit
          3.5 to the Registration Statement on Form S-1 (File No. 333-37606) of the Registrant).

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   July 28, 2000



                              3-DIMENSIONAL PHARMACEUTICALS, INC.



                              By:      /s/ David C. U'Prichard
                                   ---------------------------------------------

                              Name:  David C. U'Prichard
                                     Chief Executive Officer

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